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                                                                    EXHIBIT 10.2

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
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     This is the First Amendment to the Employment Agreement, dated April 13,
1993 ("Agreement"), which is a restatement of an amended and restated Employment Agreement originally effective as of July 1, 1984, and most recently amended August 7, 1991, between CALMAT CO., a Delaware corporation (hereinafter called "Company"), and A. FREDERICK GERSTELL (hereinafter called "Executive").

     Sub-section 3.2 (v), of Section 3.2:  Participation in Other Company
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Benefits, of Article III -- Other Benefits, of the Agreement, shall be amended
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to read in full as follows:

          "(v) the amount to which the Executive would otherwise be entitled under the SERP shall be determined (A) based on his age at the date he would otherwise have terminated employment, (B) taking into account the years of vesting service and the salary and bonuses he would have earned through such date based on his salary rate in effect at his actual termination date and assuming that he would be entitled to bonuses as provided in (i) above, increased using the 6.5% compensation scale assumption adopted by the SERP for funding the SERP trusts, (C) deeming the amount of the Executive's Employer Contribution Benefit (as defined in the SERP) to include the amount in
          (ii) above, (D) assuming payments of SERP benefits would not have commenced prior to the date the Executive would otherwise have terminated employment, and (E) permitting the Executive to elect to receive (without a penalty) a lump sum payment upon his termination of employment which is the Actuarial Equivalent (as defined in the SERP) of the lump sum payment which would have been payable to Executive (if he made a timely election to receive a lump sum payment) on the date he would have otherwise terminated employment."
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          All other terms and conditions of the Agreement are ratified and confirmed.

          EXECUTED by the parties this    6th    day of    June      , 1996.
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                                    CALMAT CO.
                                    a Delaware corporation



                                    By:     /s/ Paul Stanford
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/s/ A. Frederick Gerstell           By:     /s/ Christine McVeigh
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A. Frederick Gerstell

     "Executive"                                   "Company"




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